Exhibit 10.2
ChromaDex, Inc.
Second Amended and Restated
2007 Equity Incentive Plan
Adopted March 13, 2007
Approved By Shareholders April 5, 2007
Amended and Restated: February 11, 2008 and May 12, 2008
Termination Date: March 13, 2017
1. Purposes.
(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.
(b) Available Stock Awards. The purpose of this Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.
(c) General Purpose. The Company, by means of this Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
2. Definitions.
(a) “Administrator” means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof; provided, however, that the administration of Stock Awards with respect to any Participant who is subject to Section 16 of the Exchange Act may only be administered by a committee of Independent Directors (as defined in Section 2(s)).
(b) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(c) “Board” means the Board of Directors of the Company.
(d) “Capitalization Adjustment” has the meaning given to that term in Section 11(a).

(e) “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;
(ii) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization (or similar transaction), if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization (or similar transaction) is Owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or
(iii) the consummation of a sale, transfer or other disposition of all or substantially all of the Company’s assets.
The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company or creating a holding company that will be Owned in substantially the same proportions by the persons or entities who held the Company’s securities immediately before such transaction.
(f) “Code” means the Internal Revenue Code of 1986, as amended.
(g) “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan or specific portions thereof.
(h) “Common Stock” means the common stock of the Company.
(i) “Company” means ChromaDex, Inc., a California corporation.
(j) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services. The term “Consultant” shall not include Directors who are not compensated by the Company for services as Directors, and the payment of a director’s fee by the Company to a Director for his or her services as a Director shall not cause such Director to be considered a “Consultant” for purposes of this Plan.
(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant for an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(l) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:.
(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its subsidiaries;
(ii) a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(m) “Director” means a member of the Board of Directors of the Company or an Affiliate of the Company.
(n) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate because of the sickness or injury of the person.
(o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q) “Fair Market Value” means, as of any date, provided the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Over-the-Counter Bulletin Board (“OTCBB”) market, the Nasdaq Global Market or Nasdaq Global Select Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a share of Common Stock shall be the average of the highest and the lowest trading prices for such stock on the date of grant of the Award. If no sales were reported on such date of grant of the Award, the Fair Market Value of a share of Common Stock shall be the average of the highest and lowest trading prices for such stock on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on an established stock exchange or national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Code Section 409A and the applicable Treasury regulations.

(r) “Fiscal Year” means a fiscal year of the Company.
(s) “Independent Directors” means a Non-Employee Director who is (i) a “non-employee director” within the meaning of Section 16b-3 of the Exchange Act, (ii) “independent” as determined under the rules or regulations of any applicable securities market, and (iii) an “outside director” under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.
(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(v) “Non-Employee Director” means a Director who is not employed by the Company or an Affiliate.
(w) “Officer” means any person designated by the Company as an officer.
(x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to this Plan.
(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of this Plan.
(z) “Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.
(aa) “Own,” “Owned,” “Owner,” “Ownership” A person or entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(bb) “Participant” means a person to whom a Stock Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Stock Award.
(cc) “Plan” means this Second Amended and Restated ChromaDex, Inc. 2007 Equity Incentive Plan.
(dd) “Securities Act” means the Securities Act of 1933, as amended.
(ee) “Stock Award” means any right granted under this Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(ff) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of this Plan.
(gg) “Ten Percent Shareholder” means a person or entity who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3. Administration.
(a) The Administrator. The Administrator, if not the Board, shall be appointed by the Board from time to time.
(b) Powers of the Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of this Plan:
(i) To determine from time to time which of the persons eligible under this Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
(ii) To construe and interpret this Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective.
(iii) To amend this Plan or a Stock Award as provided in Section 12.
(iv) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of this Plan.
(c) Effect of Administrator’s Decision. All determinations, interpretations and constructions made by the Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. Shares Subject to this Plan.
(a) Share Reserve. Subject to the provisions of Section 11 relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate the greater of: (i) four million (4,000,000) shares of Common Stock, or (ii) 10% of the shares of Common Stock issued and outstanding on any date during the Plan Term, as determined in accordance with Section 13(a). No more than four million (4,000,000) shares of Common Stock may be subject to Incentive Stock Options granted under this Plan.
(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under this Plan.
(c) Source of Shares. The shares of Common Stock subject to this Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
5. Eligibility.
(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the per-share exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
6. Option Provisions.
Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate, consistent with the provisions of this Plan. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the per-share exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(c) Exercise Price of a Nonstatutory Stock Option. The per-share exercise price of each Nonstatutory Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock subject to the Option on the date the Option is granted.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Administrator at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (A) by delivery to the Company of other Common Stock or (B) in any other form of legal consideration that may be acceptable to the Administrator.
(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary.
(h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date thirty (30) days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days unless such termination is for cause (as such term is defined in an individual written employment agreement between the Company or any Affiliate and the Participant, and, in the absence of such an individual agreement, as determined by the Administrator), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of the Optionholder’s Continuous Service, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
(i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of the Optionholder’s Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
(k) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.
7. Provisions of Stock Awards other than Options.
(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate, consistent with the provisions of this Plan. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.
(ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.
(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of the Participant’s Continuous Service under the terms of the stock bonus agreement.
(iv) Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate, consistent with the provisions of this Plan. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Purchase Price. The per-share purchase price, if any, under each restricted stock purchase agreement shall be such amount as the Administrator shall determine and designate in such restricted stock purchase agreement.
(ii) Consideration. The purchase price, if any, of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion.
(iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.
(iv) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of the Participant’s Continuous Service under the terms of the restricted stock purchase agreement.
(v) Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.
8. Covenants of the Company.
During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
9. Use of Proceeds from Stock.
Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. Miscellaneous.
(a) Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with this Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
(c) No Employment or other Service Rights. Nothing in this Plan or any instrument executed or Stock Award granted pursuant hereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee at any time, with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of an Option Agreement.
(e) Annual Limitation on Stock Awards. No Participant shall be granted an Award or Awards in any Fiscal Year in which the combined number of Shares underlying such Award(s) exceeds 2% of the then issued and outstanding shares of Common Stock.
(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company Owned and unencumbered shares of Common Stock.

11. Adjustments upon Changes in Stock.
(a) Capitalization Adjustments. If any change is made in or other event occurs with respect to the Common Stock subject to this Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company) (each, a “Capitalization Adjustment”), this Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to this Plan pursuant to Section 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.
(c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar awards for Stock Awards outstanding under this Plan (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar options for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted, the Administrator may:
(i) (A) cancel all outstanding Stock Awards, and terminate this Plan, effective as of the consummation of such transaction (the “Closing”), provided that it will notify all Participants holding outstanding Stock Awards that would otherwise be exercisable as of the Closing of the proposed Corporate Transaction a reasonable period of time prior to the Closing so that each such Participant will be given an opportunity to exercise the then exercisable portion of such Stock Awards prior to the cancellation thereof, and (B) exercise the Company’s repurchase option with respect to outstanding Stock Awards, to the extent such right has not lapsed; or
(ii) at the Administrator’s discretion, deem the vesting of all or a portion of Stock Awards that have not been assumed, continued or substituted prior to the Closing (and, if applicable, the time at which such Stock Awards may be exercised) accelerated in full (contingent upon the effectiveness of the Corporate Transaction) to a date prior to the Closing as the Administrator shall determine (or, if the Administrator shall not determine such a date, to the date that is five (5) days prior to the Closing), and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards (contingent upon the effectiveness of the Corporate Transaction) shall lapse.

With respect to any other Stock Awards outstanding under this Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.
(d) Change in Control. In the event of a Change in Control, a Stock Award held by any Participant may be subject to acceleration of vesting and exercisability upon or after such events as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.
12. Amendment of this Plan and Stock Awards.
(a) Amendment of Plan. The Administrator at any time, and from time to time, may amend this Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.
(b) Shareholder Approval. The Administrator may, in its sole discretion, submit any other amendment to this Plan for shareholder approval.
(c) Contemplated Amendments. It is expressly contemplated that the Administrator may amend this Plan in any respect the Administrator deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring this Plan and/or Incentive Stock Options granted under it into compliance therewith.
(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of this Plan shall not be impaired by any amendment of this Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
(e) Amendment of Stock Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13. Termination or Suspension of this Plan.
(a) Plan Term. The Administrator may suspend or terminate this Plan at any time. Unless sooner terminated, this Plan shall terminate on the day before the tenth (10th) anniversary of the date this Plan is adopted by the Administrator or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under this Plan while this Plan is suspended or after it is terminated.
(b) No Impairment of Rights. Suspension or termination of this Plan shall not impair rights and obligations under any Stock Award granted while this Plan is in effect except with the written consent of the Participant.
14. Effective Date of Plan.
This Plan shall become effective as determined by the Administrator, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until this Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date this Plan is adopted by the Administrator.
15. Choice of Law.
The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan and any Stock Award granted hereunder, without regard to such state’s conflict of laws rules.